Exhibit 10.1
AMENDMENT NO. 2 TO THE
AMENDED AND RESTATED TOYS “R” US, INC.
2005 MANAGEMENT EQUITY PLAN
          This Amendment No. 2 (this “Amendment”) to the Amended and Restated Toys “R” Us, Inc. 2005 Management Equity Plan, as last amended on June 10, 2008 (the “Plan”) shall become effective as of June 8, 2009. Capitalized terms used but not otherwise defined in this Amendment have the meaning given to such terms in the Plan.
1.	Section 1.1 of the Plan is hereby deleted and replaced with the following:
“1.1 Establishment; Prior Plan. On July 21, 2005, the board of directors (the “Holdings Board”) of Toys “R” Us Holdings, Inc., a Delaware corporation (“Holdings”) adopted and established a stock incentive plan known as the “Toys “R” Us Holdings, Inc. 2005 Management Equity Plan” (the “Initial Plan”). On February 6, 2006, the Holdings Board adopted Amendment No. 1 to the Initial Plan (the “First Amendment”) and on June 28, 2006 the Holdings Board adopted Amendment No. 2 to the Initial Plan (the “Second Amendment” and together with the Initial Plan and the First Amendment, the “Original Plan”). Effective as of August 3, 2007, and in connection with the adoption and approval of Amendment No. 1 to Holdings’ Amended and Restated Certificate of Incorporation (the “COI Amendment”), the Holdings Board adopted the “Amended and Restated Toys “R” Us Holdings, Inc. 2005 Management Equity Plan” (the “Plan”), which amended and restated in its entirety the provisions of the Original Plan. Effective as of June 10, 2008, and in connection with consummation of the reorganization and liquidation of Holdings pursuant to that certain Reorganization Agreement, dated as of June 10, 2008 (the “Reorganization Agreement”), by and among Toys “R” Us, Inc., a Delaware corporation (“Toys”), and Holdings, the Holdings Board adopted Amendment 1 to the Plan to reflect the assumption by Toys of the obligations and rights of Holdings hereunder pursuant to the Reorganization. Effective as of June 8, 2009, the Board adopted Amendment 2 to the Plan to change the vesting terms for Options other than Rollover Options and to make corresponding changes.”
2.	Article II of the Plan is hereby amended by deleting the following defined terms: “Sponsor Inflows,” “Sponsor IRR” and “Sponsor Outflows.”

3.	Section 4.2 of the Plan is hereby deleted and replaced with the following:
“4.2 Vesting of Options. Unless otherwise set forth in an Award Agreement, all Options shall be subject to vesting in accordance the provisions of this Section 4.2. Options shall be exercisable only to the extent that they are vested. Options shall vest only so long as a Participant remains employed by the Company or one of its Subsidiaries. Unless otherwise set forth in an Award Agreement, all Awards of Options shall be subject to time vesting and will time vest on each date set forth below with respect to the cumulative percentage of shares of Common Stock issuable upon each of the Options set forth opposite such date if the respective Participant is, and has been, continuously employed by the Company or any of its Subsidiaries from the date of award through such date:

Cumulative Percentage
Date	of Shares Vested
2nd anniversary of date of grant	40%
3rd anniversary of date of grant	60%
4th anniversary of date of grant	80%
5th anniversary of date of grant	100%
Notwithstanding the foregoing, all Options shall be considered 100% vested upon consummation of a Change in Control. Consistent with the Board’s authority under Section 13.2 of the Plan to change the terms of an Award Agreement without the prior written approval of such Participant, any Options outstanding as of June 8, 2009 that were originally granted as Tranche II or Tranche III Options shall be and hereby are amended to eliminate any performance vesting requirements, so that such Options shall be subject only to time vesting in accordance with the above schedule, based on the applicable anniversary of the original date of grant of such Options.”

4.	Section 6.2 of the Plan is hereby deleted and replaced with the following:
6.2 Exercise on Termination. If a Participant ceases to be employed by the Company and its Subsidiaries for any reason, then the portion of such Participant’s Options that have not fully vested as of the Termination Date shall expire at such time. Unless otherwise set forth in an Award Agreement, the portion of a Participant’s Options that have fully vested as of such Participant’s Termination Date shall expire (i) 30 days after the Termination Date if a Participant is terminated without Cause or if a Participant resigns for any reason (including Retirement), (ii) 90 days after the Termination Date if a Participant is terminated due to Disability, (iii) 180 days after the Termination Date if a Participant is terminated due to death, and (iv) immediately upon termination if a Participant is terminated with Cause. All of a Participant’s Rollover Options shall expire at the end of their stated term, notwithstanding any termination of a Participant’s employment.
5.	Section 6.3 of the Plan is hereby amended by deleting the following parenthetical expression from the first sentence thereof: “(including whether Options are Tranche I, II, or III Options or are Rollover Options)” and replacing it with the following parenthetical expression: “(including an indication of whether they are Options or Rollover Options).”

6.	Section 9.6 of the Plan is hereby amended by deleting the following parenthetical expression from the second sentence thereof: “(including whether such shares are issuable upon exercise of Tranche I, II, or III Options or Rollover Options)” and replacing it with the following parenthetical expression: “(including whether such shares are issuable upon exercise of Options or Rollover Options).”

7.	Continuing Force and Effect. The Plan, as modified by the terms of this Amendment, shall continue in full force and effect from and after the date of the adoption of this Amendment set forth above.
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